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                                                                   EXHIBIT 10.12




                             CONTRACT OF EMPLOYMENT


Between the Company     Swissray
                        SR Management AG, CH-6285 Hitzkirch
                        and Swissray International, Inc.

and                     Laupper Josef
                        Schlusselrain 18
                        6024 Hildisrieden


                        Tel.                               041  460 13 36
                        Date of birth:                             07-22-1945
                        Nationality:                       Swiss
                        Social Insurance No.               583.45.322.222



POSITION AND AREA OF RESPONSIBILITY


CLAUSE 1          POSITION

The employer takes on the employee as
                                   Director
                                   Public Relations and Personnel Administration

CLAUSE  2         AREA OF RESPONSIBILITY
                                   According to separate job description.




BEGIN, DURATION AND TERMINATION OF EMPLOYMENT CONTRACT


CLAUSE  3         START OF EMPLOYMENT CONTRACT

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The position is to be taken up on December 18, 1997.




CLAUSE 4          PROBATION

Without any probationary period.

CLAUSE 5          DURATION AND TERMINATION OF EMPLOYMENT CONTRACT

This contract has been finalised for a three years period of time. It prolongs automatically for an other three years provided there is not given notice 6 months before expiry date of this agreement.

The deadline for termination of employment is the last day of the month. Written notice terminating the employment contract must be in possession of the other contract partner by the last working day of the month.

Should this agreement be disolved before the expiry date on grounds of which the employee is not responsible for the company pays to the employee a compensation of CHF 500'000.00.

On reaching retirement age, this employment contract automatically terminates on the last day of the birth month.


CLAUSE 6          TERMINATION OF EMPLOYMENT WITHOUT NOTICE

Under extentuating circumstances and in accordance with Clause 337 of the Code of Obligations, this contract of employment may be terminated without notice by both parties.


CLAUSE 7          PROTECTION AGAINST WRONGFUL DISMISSAL

Applicable for the protection of wrongful dismissal is Clause 336 of the Code of Obligations. In the case of obligatory military service, illness, accident, pregnancy, childbirth or overseas relief action services, Clause 336c is applicable for the protection of wrongful dismissal.



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GENERAL RIGHTS AND DUTIES OF THE EMPLOYEE


CLAUSE 8          FURTHERING OF CAREER ORIENTATED EDUCATION

Private courses for further education attended by the employee will fundamentally be supported by means of a company contribution, on the basis that the imparted knowledge is beneficial to the employee's business activities. Company contributions of this nature will be awarded according to Chapter 6 of the personnel regulations.



CLAUSE 9          RESPONSIBILITIES AND ALLEGIANCE

The employee is charged with the responsibility of carrying out the delegated duties in a conscientious manner and according to the best interests of the employer. For the duration of the employment contract, the employee may not compete against the employer. The employee is bound to safeguard the fabrication and company secrets of the employer.


CLAUSE 10         FURTHER RIGHTS AND DUTIES

It is the duty of the employee to inform the Personnel Department timeously of any alterations to personal circumstances, i.e. change of address, civilian status, childbirth, military committments/promotions etc. On the birth of a child, the birth certificate is to be shown. Inconveniences caused to the employee as a result of failure to carry out these duties, are the sole responsibility of the person affected.

Every employee actively exposed to sources of radiation as a part of their work is bound to wear a radiation measuring device and to undertake the regular control examinations according to SUVA. The results of the regular control examinations are to be entered in the employee's personal radiation dosage book.



WORKING HOURS, OVERTIME, HOLIDAY


CLAUSE 11         WORKING HOURS


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The normal weekly working hours comprise 42,5 hours. The Management holds itself to the normal Swiss Trade and Industry practice for the allocation of working hours.

The company maintains the right to request the employee to work overtime, within the bounds of reason and within the framework provided by law.


Under normal circumstances the overtime will NOT be paid out. A written request providing a plausible reason for monetary payment may be given to the Management. The final decision rests with the Personnel Department and the President. On leaving the company, an employee's overtime will normally be paid out.

Should monetary payment be agreed to in an exceptional case, the following regulation applies:

(      Monday to Friday           Between 20h00 and 06h00      An additional 25%
       Saturday                   Between 05h00 and 22h00      An additional 25%

(      Sundays & Public Holidays                               An additional 50%

Further particulars are contained in Chapter 3 of the Regulations governing overtime.

CLAUSE 12         HOLIDAYS

Holiday entitlement per calendar year: (Calendar year is to mean the year in which the respective age is reached).

- from 21 years of age until 49 years of age             20 working days
- from 50 years of age                                   25 working days
- from 60 years of age                                   30 working days

Employees either beginning or leaving their employment are entitlement to holiday on a pro rata basis. As a calculation medium, until 15 days will be regarded as half a month and more than 15 calendar days as a full month.

Holidays are to be taken during the relevant current calendar year, at latest until end April the following year.

With the agreement of the Departmental Manager, the employee may have a free choice as to when to take holiday. As early as possible, and latest until end

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January of the relevant current calendar year, a completed Absence Form in respect of the desired holiday is to be handed to the Department Manager. The employer maintains the right to request an alteration to holiday plans under exceptional circumstances.

Public holidays which occur during the holidays do not count as vacation days.


CLAUSE 13         ALLOWABLE FREE DAYS WITH NO REDUCTION OF SALARY

Insofar as the following events take place on working days, the following free days will be allowed with no salary reduction and without having to compensate holiday:

a)   Change of residence, as long as this does
     not include a change of employment                1 day
b)   Own wedding                                       3 days
c)   Wedding of a family dependant                     1 day
d)   Childbirth                                        1 day
e)   Death of partner, own child or parents            3 days
f)   Death of family relative                          1 day
g)   Military call-up, Inspection (AVB 7)              1 day
h)   Any other personal matter, including job-         following discussion with
     hunting following termination of employment       Management & Personnel




SALARY / BENEFITS


CLAUSE 14         SALARY

The employer agrees to pay the employee a monthy salary of CHF 9'975.00 payable on the 26th of each month. Should this date occur on a weekend or public holiday, salary will be paid out on the previous work day. The monthly salary agreed upon is gross.


CLAUSE 15         COST OF LIVING EQUALISATION


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In principle the employer agrees to equalisation of the cost of living, however still maintains the right to pay in part or not at all depending on ecomonic situation.


CLAUSE 13         13TH SALARY

The employee receives a 13th monthly salary at the end of the year. Social insurance is to be paid on the 13th salary. The 13th salary includes a MABS component ranging between -25% and +25%. Employees either beginning or leaving their employment during the year will be compensated on a pro rata basis.


CLAUSE 17         CHILD BENEFIT

The employee receives a monthly child benefit for each child under the age of 17, or - if the child is still receiving an education, latest until attaining the age of 26 years. The child benefit will be paid according to the regulations governing Canton Luzern and may only be awarded to one gainfully employed person per family.

CLAUSE 18         EXCEPTIONAL REIMBURSEMENTS (EXPENSES, LONG-SERVICE BONUS,
                  SHARES)

Expenses incurred by employees when carrying out a business brief, will be effectively compensated. The expenditure must, however, be in keeping with the function. In the interests of the company frugality should be taken into consideration during planning stages.

Further has been agreed a monthly compensation of CHF 1'000.00 for representation costs.

Supplementary the Company places a car (upper middle class) at the employee's disposal.

Detailled conditions are contained in Chapter 5 of the Personnel Regulations, under the heading "Expenses".





CLAUSE 19         OCCUPATIONAL AND NON-OCCUPATIONAL ACCIDENT INSURANCE
(BU/NBU)


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The employee is insured by the company through SUVA for occupational and non-occupational accident. The premium for occupational accident is paid by the company.
The non-occupational insurance is deducted from the employee's salary.
The accident insurance is valid from the beginning of the first working day according to the contract and covers the costs of general, non-private, medical care. It remains the choice of the employee to insure him/herself for half-private or private care.



CONTINUED PAYMENT OF SALARY IN CASE OF HINDERANCE

CLAUSE 20         ILLNESS, ACCIDENT

In case of illness the employee maintains the following rights:

100% salary for 3 months.

Should the employee still be unable to resume his/her post, 80% of the salary will be paid monthly until such time as he/she is able to return, or for a maximum of 24 months. Miscellaneous benefits will be settled by the Swiss invalid insurance. The premium for the sickness benefit insurance is to be paid by the employee. The employer carries the full risk for the first 30 days and part-risk until 90 days.

Salary payment in case of accident:

Salary payment, as well as subsequent continuance of 80%, as for illness. Miscellaneous benefits will be settled by the Swiss invalid insurance, SUVA and/or the military insurance.

Pregnancy and childbirth:

Maternity leave and benefits are awarded according to the regulations set down in the Code of Obligations.


ARTICLE 21        MILITARY SERVICE

The obligatory Swiss military service maintains equal status:

a)       Civil protection
b)       Fire Brigade


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Upcoming service duties (type and duration) are to be reported to the Department
Manager.


In cases of obligatory service duties, as above, employees have the right to expect following salary payments:

- WK, KVK                                     100% for a maximum of 3 months
- Military recruitment, inspection            100% for 1 day
- RS                                          no compensation
- Transportation service                      individual

Immediately the service period is completed, the Military Allowance Form is to be handed to the Personnel Department. Should the service period be longer than 20 days, the MAF should be handed in after each calculation period.



PENSION / PROVISION

CLAUSE 22         PERSONAL PROVISION

It is obligatory that all insurable employees be included into the Pension Fund. The Swissray Group is affiliated to the Rentenanstalt Pension Fund. The regulations thereof are an integrated part of this Contract of Employment.



CLAUSE 23         COMPENSATION IN CASE OF DEATH

Should the duration of employment end in the death of the employee, and the deceased had either marriage partner or under-age children, the employer will make a single capital payment. The amount of the sum in question will correspond to the total of the gross monthly salary and the applicable notice period.




CONCLUDING REGULATIONS

CLAUSE 24         LEGAL FUNDAMENTALS

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Should no other special conditions for the employee be agreed upon, the regulations set down in the Code of Obligations (Contract of Employment Rights) and the Laws governing Employment, as well as further appropriate confederate and canton statutes will be considered applicable.





CLAUSE 25         GENERAL TERMS AND CONDITIONS

Complete and detailled Terms and Conditions relating to the above mentioned Clauses are contained in the Swissray Group Personnel Regulations, a copy of which will be handed out together with this Contract of Employment.

This contract is established under Swiss Law.

Each party is to receive a copy of this Contract.




Employer                                            Employee
SR Management AG


/Ruedi G. Laupper/ /H. Laubscher/                             /Josef Laupper/


Signed at Hitzkirch                                 Signed at Hitzkirch

on December 18, 1997                                on December 18, 1997



Swissray International, Inc.

/Ruedi G. Laupper/  / U. Laupper /


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